UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/17/2009

Quantum Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive, Suite 700
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 17, 2009, Quantum Corporation (the "Company") amended the Purchase Agreement, dated June 3, 2009 (the "Purchase Agreement"), by and between the Company and EMC Corporation ("EMC"), pursuant to the First Amendment to the Purchase Agreement (the "Purchase Agreement Amendment"), by and between the Company and EMC. The parties entered into the Purchase Agreement Amendment in connection with the amendment and restatement of the Third Amended and Restated Embedded Software License and Distribution Agreement, between the Company and EMC that became effective April 1, 2009 (the "License Agreement").

The Purchase Agreement originally provided that, within 30 days following August 31, 2009 and within 30 days following each of August 31, 2010 and August 31, 2011, the Company would grant a warrant to EMC to purchase a number of shares of the Company's common stock calculated based on a formula as described in the License Agreement, as amended. The Purchase Agreement Amendment advanced the date on which the August 31, 2009 warrant (the "First Warrant") would be issued to EMC and fixed the number of shares subject to the First Warrant, such that the First Warrant will now be issued on or before June 27, 2009. Other than the changes specified in the immediately preceding sentence, the Purchase Agreement will continue in full force and effect in accordance with its original terms.

The First Warrant will be issued in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and will allow EMC to purchase 10,000,000 shares of the Company's common stock at a per share exercise price of $0.38 per share. The First Warrant will vest and be exercised only in the event of a change of control of the Company (including a sale of all or substantially all of the Company's business or of certain assets, any person or group acquiring beneficial ownership of more than 50% of the Company's common stock, and a merger, consolidation, reorganization or similar business combination with respect to the Company). The First Warrant will expire on the earlier to occur of (i) seven years from the date of issuance and (ii) three years following the occurrence of a change of control of the Company. In no event shall the First Warrant, along with the warrants, if any, that may be issuable to EMC within 30 days following each of August 31, 2010 and August 31, 2011 (the "Subsequent Warrants"), be issued or exercisable to the extent that issuance or exercise thereof would result in EMC holding, or being deemed to hold, more than fifteen percent (15%) of the issued and outstanding capital stock of the Company

The foregoing description of the Purchase Agreement Amendment, the First Warrant and the Subsequent Warrants does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference, and by the terms and conditions of the Purchase Agreement and the form of warrant described in the Current Report on Form 8-K, filed on June 9, 2009 with the Securities Exchange Commission and the exhibit attached thereto.

Item 3.02.    Unregistered Sales of Equity Securities

See item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

10.1 First Amendment to the Purchase Agreement, dated as of June 17, 2009, by and between Quantum Corporation and EMC Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation

Date: June 23, 2009	By:	/s/ Shawn Hall
Shawn Hall
SVP, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	First Amendment to the Purchase Agreement, dated as of June 17, 2009